Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Form S-3 Registration Statement (No.33-79438) Post Effective Amendment No. 1 of our reports dated October 26, 1995 and
December 18, 1995, with respect to the financial statements of Kronos Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission




October 24, 1996
Boston, Massachusetts                                     Ernst & Young LLP